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                                                                    EXHIBIT 10.3




                         EQUITY OFFICE PROPERTIES TRUST

                     1997 SHARE OPTION AND SHARE AWARD PLAN


                 1. Purposes. The Equity Office Properties Trust 1997 Share Option and Share Award Plan (the "Plan") is hereby established by Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), to secure for the Company and its shareholders the benefits arising from capital ownership by those key employees, officers, trustees and consultants of the Company and its Subsidiaries (as defined below) who are and will be responsible for its future growth and continued success.

                 The Plan will provide a means whereby such individuals may:
(i) receive authorized common shares of beneficial interest of the Company ("Shares"), subject to conditions and restrictions described herein and otherwise determined by the Committee (defined below) ("Share Awards"); (ii) acquire Shares pursuant to grants of options to purchase such Shares ("Options"); (iii) acquire Share Appreciation Rights ("SARs") in tandem with or independent of Options referred to in item (ii) above; or (iv) receive dividend equivalent rights with respect to Shares ("Dividend Equivalents"). The term "Subsidiary" means each entity the Company owns or controls directly or indirectly either through voting control or as a general partner or managing member, provided that, for purposes of Incentive Stock Options (as defined below) such term shall have the meaning given in Section 424 of the Internal Revenue Code of 1986, amended (the "Code").

         2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in a Committee (the "Committee") consisting of two or more members of the Board of Trustees of the Company, each of whom is a "disinterested person" as such term is defined in
Section 16b-3(c)(2)(i) of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the "Act") (except that, with respect to grants of Options and SARs, such grant or award is made by a Committee consisting of two or more "outside directors" as such term is defined in Treasury Regulation Section 1.162-27(e)(3)), who shall be appointed by, and may be removed by, such Board, provided that the Committee shall have no authority, power or discretion to determine the number or timing of Options granted pursuant to paragraph 3(b) below, or to alter the terms and conditions of Options or Share Awards as set forth therein. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan.

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         3.      Participation.

                 (a) Generally. Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the key employees, officers and consultants of the Company and its Subsidiaries to whom Share Awards, Options, SARs or Dividend Equivalents are to be granted ("Grantees" and individually, a "Grantee") and the number of Shares subject to such Share Awards, Options, SARs or Dividend Equivalents to be granted to the Grantees. Notwithstanding the foregoing, the maximum number of Shares with respect to which Options and SARs may be granted during any calendar year to any Grantee is 1,000,000 Shares.

                 (b) Board of Trustees. An Option to purchase 10,000 Shares (plus Options to purchase an additional 500 Shares for each committee of the Board on which such Trustee serves for all or any portion of a year) shall be awarded to each member of the Board of Trustees of the Company on the date of each meeting of the Board held immediately after the Company's initial public offering of Shares and at each annual meeting thereafter of the Company's shareholders. A Trustee shall become a Grantee in the Plan on the first date on which the Trustee is awarded an Option under the Plan. Trustees who are not members of the Committee may, in addition to Options awarded under this paragraph, also be entitled to Options under paragraph 3(a). The fees paid to all Trustees shall be payable in Shares issued under the Plan. The number of Shares shall be determined based on the closing price of the Shares on the New York Stock Exchange on the date set by the Committee.

                 (c) Management By Objectives Bonus Plan. As of a date (the "Bonus Date") selected by the Committee that is not less than 30 days before or after the date on which a cash distribution (a "Bonus") is earned by an individual under the Company's annual bonus plan (the "Bonus Plan"), the Committee may, in its discretion, grant each such individual a Share Award, Option, SAR or Dividend Equivalent, or some combination thereof, with an aggregate Grant Value (defined below), as of the Bonus Date, in an amount equal to any portion of such Bonus (the "Award Portion") as the Committee deems appropriate, which will be made in lieu of such portion of the Bonus otherwise payable to such individual. All grants made pursuant to the foregoing shall be in full satisfaction of the applicable portion of the Award Portion, shall be made without other payment therefor, and shall be governed by paragraph 5 hereof. If approved by the Committee, each individual who participates in the Bonus Plan will be given an opportunity to elect to receive all or a portion of the non-Award portion of the Bonus in one of the forms of grant described in the first sentence of this subparagraph pursuant to procedures established by the Committee. Such opportunity provided under this subparagraph is subject to compliance with all applicable federal and state securities laws.

                 (d) Value. For all purposes of the Plan (i) the "Grant Value" of grants made pursuant to paragraph 3(c) shall equal (a) for a Share Award, the Fair Market Value of a Share (as defined below), (b) for an Option or an SAR (I) if the Company has complied with the disclosure requirements described in Item 402(c) of Regulation S-K under the Act by disclosing the present value of options under the Black- Scholes or binomial option pricing model or another valuation method (any of the foregoing constituting a "Valuation Method"), the value of such Option or SAR calculated based on the Valuation Method and assumptions contained in the most recent document used by the Company to satisfy those requirements; or (II) if the Company has not so disclosed the present value of options, then "Grant Value" shall, at the election of the Committee either be calculated using a Valuation Method and assumptions that would satisfy such requirements, or shall equal the difference between the Fair Market Value of a Share and

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the exercise or base price of the Option or SAR, times the number of Shares subject to the Option or SAR; and (c) for a Dividend Equivalent, the Fair Market Value of a Share times the number of Shares subject to the Dividend Equivalent; and (ii) the "Fair Market Value" of a Share as of any date means the closing price of the Shares on the New York Stock Exchange on such date.

         4. Shares Subject to the Plan. Subject to the provisions of paragraph 13, the aggregate number of Shares for which Share Awards, Options and SARs may be granted under the Plan shall not exceed 6.8% of the outstanding Shares, on a fully diluted basis on the date of the closing of the initial public offering of the Company's Common Shares. In the event that (i) any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a "Tandem" (defined below) SAR) without being exercised, in whole or in part, for any reason, or
(ii) any "Non-Tandem" (defined below) SAR granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, then the number of Shares then subject to the Option or SAR, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall be added to the remaining number of Shares available for grant under the Plan unless the Plan shall have terminated.

         5. Share Awards. This paragraph 5 sets forth specific terms and conditions applicable to Share Awards under the Plan.

                 (a) Conditions and Restrictions. Share Awards shall be subject to the following conditions and/or restrictions:

                          (i)     A Share Award granted under paragraph 3(a)
shall be subject to the condition that it will be forfeited to the Company upon the Grantee's termination of employment with the Company within one year from the date of grant of the Share Award ("Date of Grant'), and may be subject to such further conditions and restrictions established by the Board of Trustees of the Company at the Date of Grant (including conditions requiring employment by the Grantee for a period in excess of one year).

                          (ii)    A Share Award granted under paragraph 3(c)
shall be forfeited to the Company upon the Grantee's termination of employment with the Company within two years from the Date of Grant.

                          (iii)   The Committee may, but need not, establish
performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or its Subsidiaries as it may select.

                          (iv)    Notwithstanding the foregoing, the
restrictions set forth in the preceding paragraphs (i), (ii) and (iii) shall immediately lapse such that they are of no effect in the event of the termination of a Grantee's employment (A) because of the Grantee's "Disability" (as defined in the Equity Office Properties Trust Advantage Retirement Plan) or death, (B) in connection with the Grantee's retirement at or after age 62, or
(C) upon a "Change in Control" of the Company. For purposes of this Plan, a "Change in Control" shall be deemed to occur upon: (I) the acquisition by any entity, person, or group of more than 50% of the outstanding Shares from the holders thereof; (II) a merger or consolidation of the Company with one or more other entities as a result of which the ultimate holders of outstanding Shares immediately prior to such merger hold less than 50% of the shares of beneficial ownership of the surviving or resulting





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corporation; or (III) a direct or indirect transfer of substantially all of the property of the Company other than to an entity of which the Company directly or indirectly owns at least 50% of the shares of beneficial ownership.

                 (b) Rights of Grantee. The Grantee shall be entitled to all of the rights of a shareholder with respect to the Share Awards including the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares from and after the Date of Grant; provided that any securities or other property (but not cash) received in any such distribution with respect to a Share Award that is still subject to the restrictions in paragraph (a)(i), (ii) or (iii) above, shall be subject to all of the restrictions set forth herein with respect to such Share Award.

                 (c) Issuance. Certificates for the Share Award shall be issued in the Grantee's name and shall be held in escrow by the Company, with stock powers for such Shares executed in blank by the Grantee, until all restrictions lapse or such Shares are forfeited as provided herein. A certificate or certificates representing a Share Award as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

         6. Share Options. This paragraph 6 addresses specific terms and conditions for Share Options.

                 (a) ISO/NQSO. Any Option to purchase Shares granted under paragraph 3(a) that satisfies all of the requirements of Section 422 of the Code, may be designated by the Committee as an "Incentive Share Option." Options that are not so designated, or that do not satisfy the requirements of
Section 422 of the Code or that are granted under paragraph 3(b) shall not constitute Incentive Share Options and shall be Non-Qualified Share Options.

                 (b) Exercise Price. The Option price of an Incentive Share Option shall not be less than the Fair Market Value of a Share on the date the Option is awarded under the Plan and, with respect to an employee who owns on the Date of Grant more than 10% of the Company's Shares, shall not be
less than 110% of its Fair Market Value on such date.   The price at which a
Share may be purchased pursuant to the exercise of any Non-Qualified Share Option shall not be less than 100% of its Fair Market Value on the date the Option is awarded under the Plan.

                 (c) Expiration Date. Subject to earlier termination as provided in paragraph 16, the "Expiration Date" with respect to an Option or any portion thereof granted under paragraph 3(a) means the date established by the Committee at the Date of Grant, but in no event later than the date which is 10 years after the date on which the Option is granted. If the employment of a Grantee who is an employee of the Company or any of its Subsidiaries terminates for cause (as determined by the Committee in its discretion), his Option shall expire immediately. If such employment terminates other than for cause and other than because of circumstances described in the last sentence of paragraph (d)(i) below, his Option shall not thereafter become exercisable with respect to any additional Shares, and his Option shall expire three months after the date on which his employment terminated, but no later than the Expiration Date. If such employment terminates because of the employee's death, his Option shall be exercisable by the person or persons to whom that right passes by will or by the laws of decent and distribution for a period of 12 months after the date of death (at which time it will expire), but no later than the Expiration Date. The Expiration Date with respect to an Option or any portion thereof granted under





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paragraph 3(b) means the date which is 10 years after the date on which the
Option is granted. All rights to purchase Shares pursuant to an Option shall cease as of the Option's Expiration Date.

                 (d) Exercise of Options. The following paragraphs address specific terms that control a Grantee's right to exercise Options:

                          (i)     Each Option granted under paragraph 3(a)
shall be exercisable, either in whole or in part, at such time or times as shall be determined by the Committee at the time the Option is granted or at such earlier times as the Committee shall subsequently determine, but in no event later than the Option's Expiration Date. The Committee may establish performance goals to be achieved within such periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or its Subsidiaries as it may select. Notwithstanding the foregoing, an Option granted under the Plan shall be immediately exercisable in the event of the termination of a Grantee's employment (A) because of the Grantee's Disability or death, (B) in connection with the Grantee's retirement at or after age 62, or (C) upon a Change in Control.

                          (ii)    Shares with respect to which Incentive Share
Options are exercisable for the first time by a Grantee during any calendar year may not exceed $100,000. Any Options that become exercisable in excess of such amount shall be deemed to be a Non-Qualified Share Option to the extent of such excess.

                          (iii)   Each Option granted under paragraph 3(b)
shall be exercisable, either in whole or in part, (A) with respect to one-third (1/3) of the Shares subject to such Option (rounded to the nearest whole share) at any time on or after six months from the Date of Grant, (B) with respect to an additional one-third (1/3) of the Shares subject to such Option (rounded to the nearest whole share) at any time on or after the first anniversary of the Date of Grant, and (C) with respect to the remaining Shares, at any time on or after the second anniversary of the Date of Grant, but in each case, no later than the Option's Expiration Date.

                          (iv)    Subject to the foregoing, a Grantee may
exercise an Option or SAR by giving written notice thereof prior to the Option's Expiration Date to the Secretary of the Company at the principal executive offices of the Company. Contemporaneously with the delivery of notice with respect to exercise of an Option, the full purchase price of the Shares purchased pursuant to the exercise of the Option, together with any required state or federal withholding taxes, shall be paid in cash, by tender of share certificates in proper form for transfer to the Company valued at the Fair Market Value of the Shares on the preceding day, by any combination of the foregoing, or with any other consideration reasonably acceptable to the Committee.

                 (e) Parties Entitled to Exercise Options. An Option may be exercised only by the Grantee, or by a legatee or legatees of such Option under his last will, by his executors, personal representatives or distributees, by an assignee or assignees, or by a transferee to the extent that a transfer of the Option is permitted pursuant to paragraph 11(b).

         7. Share Appreciation Rights. The Committee may grant an SAR to a Grantee who is awarded an Option under paragraph 3(a) or 3(b) or to any other key employee, officer, trustee or consultant of the Company. Each SAR shall be subject to such restrictions and conditions and other terms as the Committee may specify when the SAR is granted.





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                 (a)      Grant.  An SAR granted at the time a related Option
is granted may be granted either in addition to the related Option ("Non-Tandem SAR") or in tandem with the related Option ("Tandem SAR"). An SAR not related to an Option will be subject to the provisions applicable to Non-Tandem SARs. At the time a Non-Tandem SAR is granted, the Committee shall specify the base price of the Shares to be used in connection with the calculation described in subsection (b)(i) below. The base price of a Non-Tandem SAR shall be a percentage (as low as zero) of the Fair Market Value of a Share on the date of grant. The number of Shares subject to a Tandem SAR shall not exceed one for each Share subject to the related Option. No Tandem SAR may be granted to a key employee in connection with an Incentive Share Option in a manner that will disqualify the Incentive Share Option under Section 422 of the Code unless the key employee consents thereto.

                 (b) Value. Upon exercise, an SAR shall entitle the Grantee to receive from the Company the number of Shares (or cash equivalent thereof) having an aggregate Fair Market Value equal to the following:

                          (i)     in the case of a Non-Tandem SAR, the excess
of the Fair Market Value of one Share as of the date on which the SAR is exercised over the base Share price specified in such SAR, multiplied by the number of Shares then subject to the SAR, or the portion thereof being exercised.

                          (ii)    in the case of a Tandem SAR, the excess of
the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price per Share specified in such Option, multiplied by the number of Shares then subject to the Option, or the portion thereof as to which the SAR is being exercised.

Cash shall be delivered in lieu of any fractional shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. So long as the Grantee is subject to Section 16(b) of the Securities Exchange Act of 1934 with respect to securities of the Company, the Committee may not cause the Company to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash pursuant to this subparagraph, unless (A) such exercise occurs no earlier than six months after the date of grant of the SAR and during the period beginning on the third business day following the date of release by the Company for publication of its quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date, and (B) the Committee approves such form of settlement.

                 (c) Exercise of Tandem SARs. A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify at the time such Tandem SAR is granted which restrictions and conditions and other terms need not be the same for all Grantees. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall





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cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.

                 (d)      Exercise of Non-Tandem SARs.

                          (i)     A Non-Tandem SAR granted under the Plan shall
be exercisable during such time, and shall be subject to such restrictions and conditions and other terms, as the Committee shall specify at the time the Non-Tandem SAR is granted. The Committee may establish performance goals to be achieved within such periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or its Subsidiaries as it may select. Without limiting the generality of the foregoing, the Committee may specify a minimum number of full shares with respect to which any exercise of a Non-Tandem SAR must be made.

                          (ii)    Subject to earlier termination as provided in
the last sentence of this paragraph, a Non-Tandem SAR granted under the Plan shall expire on the date specified by the Committee, provided that such date shall not be more than 10 years after the Date of Grant. The Committee shall specify at the time each Non-Tandem SAR is granted, the time during which the Non-Tandem SAR may be exercised prior to its expiration and other provisions relevant to the SAR. The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Non-Tandem SARs or any part thereof, granted under the Plan. Notwithstanding the foregoing, any Non-Tandem SAR shall expire, notwithstanding any restrictions and conditions that the Committee may impose, following a termination of his employment with the Company or its Subsidiaries in the same manner as an Option held by such Grantee would expire pursuant to the provisions of paragraph 6(c).

                 (e) Acceleration. Notwithstanding any restrictions or conditions imposed on an SAR pursuant to paragraphs (c) or (d)(i) above, an SAR granted under the Plan shall be immediately exercisable in the event of the termination of the Grantee's employment (A) because of the Grantee's Disability or death, (B) in connection with the Grantee's retirement at or after age 62, or (C) upon a Change in Control.

                 (f) Parties Entitled to Exercise SARs. An SAR may be exercised only by the Grantee, or by a legatee or legatees of such SAR under his last will, by his executors, personal representatives or distributees, by an assignee or assignees, or by a transferee to the extent that a transfer of the SAR is permitted pursuant to paragraph 11(b).

                 (g) Settlement of SARs. As soon as is reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Grantee, Share certificates representing the total number of full Shares to which the Grantee is entitled pursuant to subparagraph 7(b) hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional Shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Grantee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.

         8. Dividend Equivalents. A Dividend Equivalent shall be related to a number of Shares specified at the time of grant and shall entitle the holder to cash payments that equal the cash dividend, if any, paid with respect to such Shares provided that the Dividend Equivalent is





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outstanding on the record date thereof and that it is not subject to any condition limiting the Grantee's right to receive such payments. A Dividend Equivalent shall be subject to such restrictions and conditions and other terms including those relating to expiration or forfeiture, as the Committee shall specify at the time such Dividend Equivalent is granted. A Dividend Equivalent granted pursuant to subsection 3(c) shall not be subject to any restriction or condition limiting the Grantee's right to receive the cash payment discussed above from and after the second anniversary of its Date of Grant. Notwithstanding the foregoing, any restriction or condition (other than expiration or forfeiture) limiting the Grantee's right to receive the cash payment described above shall lapse in the event of (A) the termination of the Grantee's employment because of the Grantee's Disability or death, (B) the termination of the Grantee's employment in connection with the Grantee's retirement at or after age 62, or (C) upon a Change in Control.

         9. Withholding. Whenever under the Plan a Grantee recognizes income with respect to any Share Awards, Options, SARs or Dividend Equivalents (the "Award") hereunder, the Company shall have the right to withhold from amounts payable to such recipient in any manner, as necessary to satisfy all federal, state and local payroll tax withholding requirements. Without limiting the generality of the foregoing, (i) a Grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted Shares owned by the Grantee having a Fair Market Value (determined as of the date of such delivery by the Grantee) equal to the amount to be so withheld; and (ii) the Committee may permit any such delivery to be made by withholding Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised). If Shares are being surrendered by or withheld for a Grantee who is subject to Section 16 of the Act, the foregoing shall be accomplished in a manner consistent with Rule 16b-3[e] thereunder.

         10. Compliance with Applicable Laws. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose of or with the intention of distributing the Shares.

         11. Transferability. This paragraph 11 shall govern the transferability of the various benefits under this Plan.

                 (a) Share Awards. The Shares subject to Share Awards granted under paragraph 3(a) or 3(c) shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee, while they are subject to the restrictions described in paragraph 5(a).

                 (b) Options, SARs and Dividend Equivalents. Options, SARs and Dividend Equivalents granted under the Plan are not transferable except (i) by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code); and
(ii) a Grantee may transfer all or part of an Option that is not an Incentive Share Option, or an SAR, to the Grantee's spouse, child or children, grandchild or grandchildren, or other relatives or to a trust for the benefit of the Grantee and/or any of the foregoing; provided that the transferee thereof shall hold such Option or SAR subject to all of the conditions and restrictions contained herein and otherwise applicable to the Option or SAR, and that, as a condition to such transfer, the Company





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may require the transferee to agree in writing (in a form acceptable to the
Company) that the transfer is subject to such conditions and restrictions. Except as provided in paragraphs 6(e) and 7(f), Options and SARs may be exercised during the lifetime of the Grantee only by the Grantee and, after the death of the Grantee, only as provided herein.

         12. Employment and Shareholder Status. The Plan does not constitute a contract of employment or continued service, and selection as a Grantee will not give any employee or Grantee the right to be retained in the employ of the Company or any Subsidiary or the right to continue as a trustee of the Company. Any Option or a Share Award granted under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company prior to the issuance of Shares pursuant to the exercise thereof. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares have been issued and delivered. If the redistribution of Shares is restricted pursuant to paragraph 13, certificates representing such Shares may bear a legend referring to such restrictions.

         13. Adjustments to Number of Shares Subject to the Plan and to Terms of Options, SARs and Dividend Equivalents. Subject to the following provisions of this paragraph 13, in the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Options, SARs or Dividend Equivalents outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each such unit shall not be changed, and the terms of any outstanding Option, SAR or Dividend Equivalent may be adjusted by the Committee in such manner as it deems equitable, provided that in no event shall the Option price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an Option. Shares subject to a Share Award shall be treated in the same manner as other outstanding Shares; provided that any conditions and restrictions applicable to a Share Award shall continue to apply to any Shares, other security or other consideration received in connection with the foregoing.

         14. Agreement with Company. At the time of a grant, the Committee may require a Grantee to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         15. Term of Plan. The Plan is effective July 1, 1997. No Incentive Share Options may be granted under the Plan after July 1, 2007 or, if earlier, the date on which the Plan is terminated pursuant to paragraph 16.

         16. Amendment and Termination of Plan. Subject to any approval of the shareholders of the Company which may be required by law, the Board of Trustees of the Company may at any time amend, suspend or terminate the Plan, provided that the number or timing of Options granted pursuant to paragraph 3(b) and the terms and conditions of such Options may not be amended more frequently than once in any six (6) month period except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. No amendment, suspension or termination of the Plan shall alter or impair any Share Award, Option, SAR or Dividend Equivalent previously granted under the Plan without the consent





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

of the holder thereof.  No amendment requiring shareholder approval under
Section 240.16b-3 of the Act, Treasury Regulation Section 1.162-27 or Section 422 of the Code shall be valid unless such shareholder approval is secured as provided therein.





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